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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported): SEPTEMBER 22, 1998
                                                  (SEPTEMBER 11, 1998)

                            SFX ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)

                 DELAWARE                                    0-24017                                  13-3977880
     (State or Other Jurisdiction of                  (Commission File No.)                (IRS Employer Identification No.)
              Incorporation)

            650 MADISON AVENUE, 16TH FLOOR, NEW YORK, NEW YORK 10022
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 838-3100

                                      N/A
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

Magicworks Acquisition

         On September 11, 1998, MWE Acquisition Corp. ("Acquisition Sub"), a wholly owned subsidiary of SFX Entertainment, Inc. (the "Company"), acquired 26,386,679 shares of common stock, par value $.001 per share, of Magicworks Entertainment Incorporated ("Magicworks"), representing approximately 98.7% of Magicworks' outstanding shares of common stock, for a cash price of $4.00 per share. The shares were purchased pursuant to a tender offer that was commenced on August 13, 1998 to acquire all of the outstanding shares of Magicworks' common stock. On September 11, 1998, Acquisition Sub merged with and into Magicworks. Upon consummation of the merger, Magicworks became a wholly-owned subsidiary of the Company, and the shareholders of Magicworks who did not tender their shares became entitled to receive $4.00 per share in cash. The total purchase price for Magicworks was approximately $120.0 million for the tendered shares and all remaining outstanding shares, including certain additional amounts to be paid in respect of outstanding stock options, warrants and transaction expenses. Magicworks is engaged in the management, production, presentation and merchandising of theatrical shows, musical concerts and other forms of live entertainment. Magicworks also provides personal representation and sports marketing services to professional athletes in such sports as figure skating, baseball and tennis.

         The financial information contained in Exhibits 99.1 to 99.3 hereof is incorporated herein by reference.

Pending Acquisitions

         As previously announced, the Company has entered into an agreement to acquire The Marquee Group, Inc. ("Marquee") and a letter of intent to acquire the Cellar Door group of companies ("Cellar Door"). Marquee provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries. Cellar Door is a leading promoter of concerts in the Southeast and Midwest.


         In connection with filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), for the acquisition of Marquee, the Company has received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the proposed acquisitions of Marquee and Cellar Door. In order to allow the Department of Justice to evaluate the information provided by the Company, the Company has agreed to re-submit its HSR Act filing for the Marquee acquisition. The Company intends to cooperate fully with the Department of Justice inquiry. The Company believes that the Marquee and Cellar Door acquisitions, along with the Company's overall business and plan of acquisitions, are in compliance with applicable antitrust laws.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits

10.1 Increase Supplement, dated as of September 10, 1998, to the Credit and Guarantee Agreement, by and between the Company and The Bank of New York

23.1    Consent of Ernst & Young LLP

23.2    Consent of Arthur Andersen LLP

99.1 Consolidated balance sheets of Magicworks as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 (incorporated by reference to pages F-6 through F-22 of Magicworks' annual report on Form 10-K (File No. 0-27088) for the year ended December 31, 1997, filed with the Securities and Exchange Commission (the "SEC") on March 31, 1998)

99.2 Consolidated balance sheets of Magicworks as of June 30, 1998 and December 31, 1997 and the consolidated statements of income, stockholders' equity and cash flows for the six months ended June 30, 1998 and 1997 (incorporated by reference to pages 3 through 8 of Magicworks' quarterly report on Form 10-Q (File No. 2-96624-D) for the six months ended June 30, 1998, filed with the SEC on August 13, 1998)

99.3 Unaudited Pro Forma Condensed Combined Financial Statements of the Company (incorporated by reference to Annex B to Prospectus Supplement No. 2 (Reg. No. 333-57511), filed with the SEC pursuant to
        Rule 424(b)(3)on September 22, 1998)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                           SFX ENTERTAINMENT, INC.



                                           By: /s/ Thomas P. Benson
                                              --------------------------------
                                           Name:   Thomas P. Benson
                                           Title:  Chief Financial Officer


Date: September 22, 1998